SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 1, 2005

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NT HOLDING CORP.

(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

385 Freeport, #1

Sparks, NV 89431

(Address of Principal Executive Offices)

917-981-4569

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS; ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of an Agreement for Share Exchange (the “Share Exchange Agreement”) dated November 1, 2005 by and among NT Holding Corp., a Nevada corporation (“NT”), Alan Lew, an individual (“Alan Lew”), Tagalder C3 Holdings Inc., a British Virgin Islands corporation (“Tagalder”), and the Shareholders of Tagalder (collectively the “Shareholders”), NT acquired all of the issued and outstanding common stock of Tagalder from the Shareholders in exchange for a total of 19,946,000 shares of NT common stock (the “Exchange Shares”). Following the issuance of the Exchange Shares, NT has a total of 25,395,665 shares of common stock issued and outstanding.

Additional consideration of $150,000 shall be paid to PNC Lab, Inc., a Nevada corporation, upon the earlier to occur of (a) NT successfully raising at least $150,000 from third party investors, or (b) November 1, 2006.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Effective November 1, 2005, the Company issued 19,946,000 shares of common stock, in the aggregate, to the Shareholders pursuant to the terms of the Share Exchange Agreement. Such issuances were effected under Section 4(2) of the Securities Act of 1933, as amended, and appropriate legends were affixed to the share certificates and other instruments issued in such transaction.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

APPOINTMENT OF DIRECTOR

Effective November 4, 2005, Mr. Chun Ka Tsun, age 32, was appointed as a member of the board of directors of NT. For the past 13 years Mr. Chun has been self employed as a business management consultant. He has experience in corporate finance transactions, mergers and acquisitions, project financing, direct investments, company restructuring and capital fund raising activities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Description

10.1

Agreement for Share Exchange dated November 1, 2005 by and among NT Holding Corp., a Nevada corporation, Alan Lew, Tagalder C3 Holdings Inc., a British Virgin Islands corporation, and the Shareholders of Tagalder.

10.2	Financial Statements of Tagalder C3 Holdings Inc. (1)

10.3	Pro Forma Financial Information. (1)

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(1) To be filed by amendment within 71 days after November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 4, 2005	NT HOLDING CORP.

By: /s/ Chun Ka Tsun
Chun Ka Tsun
Its: Director